Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294386

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 13, 2026)

Planet Green Holdings Corp.

Up to $22,539,922 of

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer by Planet Green Holdings Corp. (“Planet Green,” “we,” “us,” or “our”) of shares of our common stock, par value $0.001 per share (the “common stock”), pursuant to an ATM Sales Agreement (the “ATM Sales Agreement”) dated October 2, 2026, entered into by and between us and Craft Capital Management LLC (“Craft”), pursuant to which Craft acts as our sales agent. In accordance with the terms of the ATM Sales Agreement, we may, but are not obligated to, offer and sell new shares of our common stock, such sale shares having an estimated aggregate offering price of up to $22,539,922 or such lesser amount as may be issued (i) based on the authorized number of shares of common stock set forth in our Articles of Incorporation and (ii) in accordance with the eligibility and transaction requirements for use of Form S-3.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”), including sales made directly on or through the NYSE American LLC (“NYSE American”), the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Craft will utilize the services of an executing broker that is also a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”).  If we and Craft agree on any method of distribution other than sales of shares of our common stock on or through NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Craft is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of common stock as requested to be sold by us, on mutually agreed terms between Craft and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

These types of offerings will allow us to raise capital by selling shares of our common stock in open market transactions at our discretion. Unlike in underwritten public offerings, sales under at-the-market offerings are not marketed, are made at prevailing market prices, and generally are less dilutive to stockholders. This is because these types of at-the-market offerings typically are less expensive to transact than marketed offerings and can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our board of directors has concluded that, at this time, it is in our best interest to have this offering program available so that it can be used at our discretion for capital raising and other purposes more fully described in the section entitled “Use of Proceeds” in this prospectus supplement.

Craft and any applicable executing broker, if any, will be entitled to aggregate compensation at a commission rate equal to 4.0% of the gross sales price per share sold, in addition to certain other agreed expenses. We do not anticipate paying other commissions for sales under the ATM Sales Agreement. Even though this prospectus supplement does not relate to a marketed offering of our common stock, in connection with the sale of common stock under the ATM Sales Agreement, Craft may be deemed to be an “underwriter” within the meaning of the Securities Act, and Craft’s compensation may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Craft against certain civil liabilities, including liabilities under the Securities Act. We provide more information about how the shares of common stock will be sold and Craft’s compensation and expenses under the ATM Sales Agreement in the section entitled “Plan of Distribution” in this prospectus supplement.

Our common stock is traded on NYSE American under the symbol “PLAG”. The last reported sale price of our common stock on October 1, 2026, was $0.68 per share.

Planet Green is not an operating company in the People's Republic of China (the “PRC”) but a Nevada holding company with its operations conducted through its subsidiaries in the PRC and Canada (collectively, the “Subsidiaries”). Investors in this offering are purchasing equity securities of Planet Green, the Nevada holding company, and not equity securities of any of the operating subsidiaries in the PRC.

We face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments, or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the potential lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material adverse change in our operations and/or the value of our common stock, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in mainland China, please refer to “Risk Factors — Risks Related to Doing Business in China” in the accompanying prospectus and in this prospectus supplement.

Planet Green is a holding company with no material operations of its own. We currently conduct our operations through our Subsidiaries, including our wholly foreign-owned enterprises (“WFOEs”) and their respective subsidiaries. Cash is transferred through our organization in the following manner: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, PinnacleTech HK Limited (“PinnacleTech HK”), by way of additional capital contributions or shareholder loans, as the case may be; and (2) our PRC subsidiaries may make dividends or other distributions to Planet Green through PinnacleTech HK. We may encounter difficulties in our ability to transfer cash between our PRC subsidiaries and non-PRC entities largely due to various PRC laws and regulations imposed on foreign exchange. If we intend to distribute dividends, our WFOEs will transfer the dividends to PinnacleTech HK in accordance with PRC laws and regulations, and PinnacleTech HK will in turn transfer the dividends to Planet Green, which will then distribute them to all shareholders in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. There can be no assurance that the PRC government will not intervene or impose restrictions on the Company's ability to transfer cash out of China. To date, no dividends or distributions have been declared or paid by Planet Green's subsidiaries to Planet Green, and no dividends or distributions have been made to any U.S. investors.

As advised by our PRC counsel, Shanghai Win & Far Law Firm, as of the date of this prospectus supplement, our Subsidiaries and WFOEs (i) are not required to obtain additional permissions or approvals from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”), or any other Chinese governmental authorities to operate their current businesses or to issue our securities to foreign investors under PRC laws and regulations currently in effect, and (ii) are not subject to any material litigation, arbitration, or administrative penalties imposed by any Chinese governmental authorities. However, we are required to submit a filing with the CSRC within three business days after the closing of each financing transaction pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the "Trial Administrative Measures") issued by the CSRC on February 17, 2023 and effective March 31, 2023. We cannot assure you that the PRC regulatory agencies, including the CSRC or the CAC, would take the same view as we do, or that existing or future laws, regulations, or interpretations will not require us or our Subsidiaries to obtain additional permissions or approvals. If we or our Subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) are required to obtain such permissions or approvals in the future because applicable laws, regulations, or interpretations change, we could be subject to fines, legal sanctions, or an order to suspend our relevant operations, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

The Holding Foreign Companies Accountable Act (the “HFCA Act”) and related regulations call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, and could add uncertainties to our offering, including the risk that trading in our securities may be prohibited under the HFCA Act. Currently, Planet Green's auditor, YCM CPA INC., is headquartered in California and has been inspected by the PCAOB on a regular basis. Our auditor is not included in the list of PCAOB-identified firms that have been unable to be completely inspected or investigated by the PCAOB. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations or interpretations of the HFCA Act or related regulations that might pose regulatory risks to, or impose restrictions on, us because of our operations in mainland China. Please refer to “Risk Factors — Risks Related to Doing Business in China” in the accompanying prospectus and in this prospectus supplement.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $67,619,766, based on 11,638,514 outstanding shares of common stock held by non-affiliates and a per share price of $5.81, the closing price of our common stock on August 11, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our “public float” (i.e., the aggregate market value of our common stock held by our non-affiliates), or approximately $22,539,922, in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have sold $0 of securities in reliance on General Instruction I.B.6 of Form S-3. As a result, we are eligible to offer and sell up to an aggregate of approximately $22,539,922 of our securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-4 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Craft Capital Management LLC

The date of this prospectus supplement is October 2, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Preliminary Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and that was declared effective by the SEC on April 13, 2026. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and Craft has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and Craft are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “Planet Green,” and “the Company,” refer to Planet Green Holdings Corp., a Nevada corporation, and our consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement or the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In some cases, we do not expressly refer to the sources from which this data is derived. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

Planet Green is a Nevada company established in 1986, formerly known as “American Lorain Corporation,” and is headquartered in Flushing, New York. Planet Green is not an operating company in the PRC but a Nevada holding company with its operations conducted through its subsidiaries in the PRC and Canada (the “Subsidiaries”). Following the disposition of its chemical products subsidiary in June 2026, the Company now manages its operations through two core business lines: (i) Tea Products and (ii) Online Advertising Services. Prior to June 2026, the Company also operated a chemical products business through Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd., which has since been discontinued and disposed of.

Tea Products. Through its subsidiary Xianning Bozhuang Tea Products Co., Ltd. (“Xianning Bozhuang”) and its majority-owned subsidiary Hubei Shengsili Biotechnology Co., Ltd. (“Hubei Shengsili”), the Company grows, produces and distributes cyan brick tea, black tea and green tea products in China. The Company’s tea production facility is located in Xianning City, Hubei Province, with a total facility size of approximately 33,333 square meters and a production capacity of 5,020 tons per year. Xianning Bozhuang operates six production lines, covering the production of cyan brick tea (including traditional handicraft and standard production lines), teabags, green tea and black tea. The production process for cyan brick tea involves primary processing of fresh leaves, piling and fermenting, storing and aging, picking, pressing and baking. The Company sources its raw materials primarily through domestic procurement from wholesale agricultural product companies and tea bag processing companies.

Online Advertising Services. Through its subsidiary Fast Approach Inc. (“Fast Approach”), a corporation incorporated under the laws of Canada and headquartered in Toronto, the Company provides digital marketing solutions to advertisers by leveraging data analytics, programmatic advertising technologies, and demand-side platform (“DSP”) tools to deliver targeted and measurable advertising campaigns. The Company’s digital advertising business serves China and North America as its two core advertising markets.

Planet Green is a holding company with no material operations of its own, and conducts substantially all of its operations through its Subsidiaries. Planet Green and its Subsidiaries are not required to obtain permissions from Chinese authorities to operate and issue these securities to foreign investors, and are not covered by permission requirements from the China Securities Regulatory Commission (“CSRC”), the Cyberspace Administration of China (“CAC”) or any other entity that is required to approve its operations.

Recent Developments

Disposition of Chemical Products Subsidiary. On June 15, 2026, the Company completed the disposition of its 100% equity interest in Bless Chemical Co., Ltd. HK (“Bless HK”) to an unaffiliated third party for nominal consideration following the determination from the board of directors that it was in the best interests of the Company and its stockholders to discontinue the operations of Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd. (“Jingshan”), an indirect wholly owned subsidiary of the Company. As a result of the disposition, Bless HK and Jingshan ceased to be subsidiaries of the Company. Prior to the disposition, Jingshan had ceased active operations and was not generating revenue.

ATM Sales Agreements. On July 13, 2026, we entered into an ATM Sales Agreement (the “Curvature ATM Sales Agreement”) with Curvature Securities, LLC (“Curvature”), pursuant to which we had the right to sell, from time to time through Curvature, acting as our sole sales agent, new shares of our common stock. On August 18, 2026, the Curvature ATM Sales Agreement was terminated, effective as of the close of business on August 24, 2026. No shares of our common stock were sold pursuant to the Curvature ATM Sales Agreement.

On October 2, 2026, we entered into an ATM Sales Agreement (the “ATM Sales Agreement”) with Craft Capital Management LLC (“Craft”), pursuant to which we have the right to sell, from time to time through Craft, acting as our sales agent, new shares of our common stock.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

Corporate Information

Our website address is www.planetgreenholdings.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and is not part of this prospectus supplement. All website addresses in this prospectus supplement are intended to be inactive textual references only.

Our common stock is listed on NYSE American under the symbol “PLAG”. Our principal executive office is located at 130-30 31st Ave, Suite 512, Flushing, NY 11354, and our telephone number is (347) 370-2352.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $22,539,922. Pursuant to General Instruction I.B.6 of Form S-3, we may not sell more than one-third of our public float in any rolling 12-month period so long as our public float remains below $75,000,000.

Common stock outstanding prior to the commencement of this offering	14,232,714 shares of our common stock are outstanding as of October 2, 2026

Common stock to be outstanding immediately after the full completion of this offering	Up to 45,757,081 shares, assuming total sales of 31,524,367 new shares of our common stock in this offering at an assumed offering price of $0.715 per share, which was the last reported sale price of our common stock on NYSE American on September 29, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market” offering that may be made from time to time through or to our sales agent, Craft Capital Management LLC. See “Plan of Distribution” on page S-11.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-8.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE American trading symbol	PLAG

Sales Agent	Craft Capital Management LLC is acting as our sales agent.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the accompanying prospectus and any related free writing prospectus, and described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement.

Risks Related to This Offering

It is not possible to predict the aggregate proceeds resulting from sales made under the ATM Sales Agreement.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Craft at any time throughout the term of the ATM Sales Agreement. The number of shares that are sold through Craft after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Craft in any applicable placement notice, and the demand for our common stock. Because the price per share of each share sold pursuant to the ATM Sales Agreement will fluctuate during this offering, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

Investors who purchase shares in this offering at different times will likely pay different prices and may experience different levels of dilution.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any sale notice that we deliver to Craft, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

You may experience immediate and substantial dilution in the net tangible book value of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 31,524,367 new shares of our common stock are sold at a price of $0.715 per share, the last reported sale price of our common stock on NYSE American on September 29, 2026, for aggregate gross proceeds of $22,539,922, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.32 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering, and the assumed offering price.

Risks Related to Our Common Stock and NYSE American Listing

We are not currently in compliance with the NYSE American continued listing standards, and our common stock may be delisted if we are unable to regain compliance.

On December 8, 2025, we received a notice from NYSE American stating that we are not in compliance with the continued listing criteria set forth in Section 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide. On February 18, 2026, NYSE American accepted our plan (the “Plan”) to regain compliance and granted a plan period through June 8, 2027 (the “Plan Period Deadline”). During the plan period, we are required to provide quarterly updates to NYSE Regulation concurrent with our periodic filings. We cannot guarantee that NYSE Regulation will determine that our progress is satisfactory, that we will regain compliance with the applicable listing standards by the Plan Period Deadline, or that future developments will not adversely affect our ability to make sufficient progress under the Plan. If we do not regain compliance by the Plan Period Deadline, or if we do not make progress consistent with the Plan during the plan period, NYSE Regulation may initiate delisting proceedings. Delisting of our common stock from NYSE American would significantly impair our ability to raise capital and the liquidity and market price of our common stock. Shareholders will face significant impairment in disposing of their shares and recouping their investment if our shares are delisted from NYSE American.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our shares of common stock to fall.

Sales of a substantial number of shares of common stock could occur at any time. The issuance of new shares of common stock pursuant to this offering could result in resales of our shares of common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of common stock.

We may be subject to inquiries or investigations by regulatory authorities, including FINRA, which could divert management resources, cause reputational harm, and affect our ability to raise capital.

As a publicly traded company, we may from time to time be subject to inquiries, investigations or other proceedings by regulatory authorities, including the Financial Industry Regulatory Authority (“FINRA”), the SEC, and other federal or state regulators, relating to trading in our securities or other matters. We cannot predict whether any such inquiry or investigation will be initiated, or the outcome or timing of any such matter if initiated. In February 2026, we received an inquiry from FINRA’s Surveillance and Market Intelligence department regarding trading in our securities. We have responded to FINRA and will continue to provide further cooperation with this inquiry. Regulatory inquiries or investigations, even if resolved favorably, could divert significant management time and resources, cause reputational harm, result in substantial legal fees and expenses, and adversely affect our ability to raise capital or maintain our listing on NYSE American.

Our ability to sell shares under this ATM program may be limited by fluctuations in our public float.

Pursuant to General Instruction I.B.6 of Form S-3, we may not sell more than one-third of our public float in any rolling 12-month period so long as our public float remains below $75,000,000. Our public float is subject to fluctuation based on changes in the market price of our common stock and changes in the number of shares held by non-affiliates. If our public float decreases significantly, the amount of securities we are eligible to sell under this prospectus supplement and the ATM Sales Agreement may be further reduced, which could limit our ability to raise capital when needed and adversely affect our liquidity and financial condition.

Risks Related to Our Financial Condition

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

The audit report included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 contains a going concern qualification and an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. As of June 30, 2026, we had an accumulated deficit of approximately $175.6 million, a working capital deficit of approximately $6.1 million, and a total stockholders’ deficit of approximately $2.7 million. This going concern qualification may make it more difficult for us to obtain financing on favorable terms, or at all, and could adversely affect our relationships with customers, suppliers and employees. If we are unable to continue as a going concern, investors may lose their entire investment in our common stock.

Our operations in China are subject to legal, regulatory and political risks that could materially and adversely affect our business.

We conduct a significant portion of our operations through our subsidiaries in the People’s Republic of China. Our business is subject to a variety of PRC laws and regulations, and our ability to operate in China may be adversely affected by changes in such laws and regulations. The PRC government has significant oversight and discretion over the conduct of business in China and may intervene in or influence our operations at any time, which could result in a material adverse change in our operations and the value of our common stock. Our Company and its subsidiaries are not required to obtain permissions from the CSRC, the CAC or any other PRC governmental authority in connection with this offering. However, there is no guarantee that such determination will remain unchanged in the future, as the PRC regulatory environment is subject to change. For a more detailed discussion of risks associated with our operations in China, please see the risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning our products and services and timelines; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” and similar expressions that convey uncertainty of future events or outcomes, or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. However, the absence of such words or phrases does not mean that a statement is not forward-looking.

The forward-looking statements included in this prospectus supplement represent our estimates as of the date of this prospectus supplement. We specifically disclaim any obligation to update these forward-looking statements in the future, except as required by law. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this prospectus supplement.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $22,539,922 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the ATM Sales Agreement with Craft as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include funding the commercial expansion of our Tea Products business, supporting our Online Advertising business operations, capital expenditures, and other general business purposes. We may also use a portion of the net proceeds to support our efforts to regain compliance with the stockholders’ equity requirements of the NYSE American Company Guide.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds of this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2026:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale of an assumed maximum of 31,524,367shares of our common stock in this offering at an assumed public offering price of $0.715 per share, after deducting the sales agent commissions and estimated offering expenses payable by us.

You should read this table in conjunction with our unaudited condensed consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026.

	Actual	As Adjusted
Cash	$333,799	$21,972,124

Loans — current	$6,952	$6,952
Loans — non-current	$-	$-
Total debt	$6,952	$6,952

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 100,000,000 shares authorized; none issued or outstanding, actual and as adjusted	-	-
Common stock, $0.001 par value; 1,500,000,000 shares authorized; 14,232,714 shares issued and outstanding, actual; 45,757,081 shares issued and outstanding, as adjusted	$14,233	$45,757
Additional paid-in capital	$170,190,324	$191,797,125
Accumulated deficit	$(175,623,596)	$(175,623,596)
Accumulated other comprehensive income	$2,770,132	$2,770,132
Non-controlling interests	$(56,140)	$(56,140
Total stockholders’ equity (deficit)	$(2,705,047)	$18,933,278

Total capitalization	$(2,698,095)	$18,940,230

The actual number of shares of our common stock outstanding in the table above is based on 14,232,714 shares actually outstanding as of June 30, 2026, and excludes any shares that may be issuable pursuant to outstanding warrants or other convertible securities. The table also does not give effect to the proposed conversion of up to $5,000,000 of loans made by our Chairman, Bin Zhou, into shares of our common stock, which remains subject to stockholder approval and the entry into a definitive conversion agreement.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of June 30, 2026, was approximately $(3,408,648), or approximately $(0.24) per share of common stock, based on 14,232,714 shares of our common stock outstanding as of June 30, 2026. As of the date of this prospectus supplement, being October 2, 2026, 14,232,714 shares of our common stock are issued and outstanding. We calculate net tangible book value by subtracting our intangible assets, net, goodwill, and total liabilities from our total assets.

After giving effect to the issuance of 31,524,367 shares of common stock at an assumed offering price of $0.715 per share, which was the last reported sale price of our common stock on NYSE American on September 29, 2026, for aggregate gross proceeds of $22,539,922, and after deducting sales agent commissions and estimated aggregate offering expenses payable by us in this offering, our as-adjusted net tangible book value as of June 30, 2026, would have been approximately $18,229,677, or approximately $0.40 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.64 per share of common stock to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $0.32 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed offering price per share of common stock	$0.715
Net tangible book value per share as of June 30, 2026	$(0.24)
Increase in net tangible book value per share attributable to this offering	$0.64
As-adjusted net tangible book value per share after giving effect to this offering	$0.40
Dilution per share to new investors participating in this offering	$0.32

The table and discussion above are based on 14,232,714 shares of common stock outstanding as of June 30, 2026, and 45,757,081 shares on a pro forma as-adjusted basis as of that date, and excludes, as of June 30, 2026, up to 50,000 shares of common stock reserved for future issuance under our 2025 Equity Incentive Plan. As of June 30, 2026, no options, warrants or rights have been granted under the 2025 Equity Incentive Plan.

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.715 per share shown in the table above, assuming all $22,539,922 of our shares of common stock are sold at that price, would increase our as-adjusted net tangible book value per share after this offering to approximately $0.44 per share and would increase the dilution in net tangible book value per share to new investors in this offering to approximately $0.38 per share, after deducting sales agent commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.715 per share shown in the table above, assuming all $22,539,922 of our shares of common stock are sold at that price, would decrease our as-adjusted net tangible book value per share after this offering to approximately $0.36 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to approximately $0.26 per share, after deducting sales agent commissions and estimated aggregate offering expenses payable by us.

To the extent that we grant additional awards under our 2025 Equity Incentive Plan or issue additional shares of common stock in the future, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the ATM Sales Agreement with Craft, under which we may offer and sell shares of our common stock from time to time through Craft, acting as our sales agent. Pursuant to this prospectus supplement, we may offer and sell up to $22,539,922 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Craft may utilize the services of an executing broker that is also a registered broker-dealer and member of FINRA.

Each time we wish to issue and sell shares of common stock under the ATM Sales Agreement, we will notify Craft by electronic mail of the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made (each, a “Placement Notice”). Once we have so instructed Craft, unless Craft declines to accept the terms of such notice, Craft has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Craft under the ATM Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

Upon delivery of a Placement Notice and subject to the terms and conditions of the ATM Sales Agreement, Craft may sell our common stock by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Craft not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Craft may suspend the offering of common stock upon notice and subject to other conditions set forth in the ATM Sales Agreement.

The settlement of sales of shares between us and Craft is generally anticipated to occur on the first (1st) trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Craft may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We will pay Craft and the applicable executing broker, if any, an aggregate commission of 4.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Craft for fees and disbursements incurred in connection with entering into the transactions contemplated by the ATM Sales Agreement in an amount not to exceed $25,000 in the aggregate, and separately in an amount not to exceed $15,000 to the applicable executing broker in the aggregate, and for ongoing diligence in an amount not to exceed $2,500 per calendar quarter (and not more than $10,000 in any calendar year), payable only with respect to calendar quarters in which we conduct bring-down activities to maintain the ATM program. We estimate that the other expenses for this offering, excluding commissions and expense reimbursements payable to Craft under the terms of the ATM Sales Agreement, will be approximately $150,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Craft will provide written confirmation to us no later than the opening of the trading day on NYSE American immediately following each trading day on which shares of common stock are sold under the ATM Sales Agreement, setting forth the number of shares sold on such day, the compensation payable by us to Craft, and the net proceeds payable to us.

Craft will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the ATM Sales Agreement. In connection with the sale of shares of our common stock on our behalf, Craft may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Craft may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Craft against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act. We have also agreed to contribute to payments Craft may be required to make in respect of such liabilities.

This offering of our shares of common stock pursuant to the ATM Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the ATM Sales Agreement, or (ii) the termination of the ATM Sales Agreement as permitted therein. We and Craft may each terminate the ATM Sales Agreement at any time upon five (5) days’ prior written notice.

Craft and its affiliates are engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Craft and its affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Craft may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Craft may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Craft, and Craft may distribute this prospectus supplement and the accompanying prospectus electronically.

This summary of the material provisions of the ATM Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and will be incorporated by reference into this prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and certain other legal matters will be passed upon for us by Becker & Poliakoff, P.A., New York, New York. Legal matters as to PRC laws and regulations will be passed upon for us by Shanghai Win & Far Law Firm. Craft Capital Management LLC is being represented in connection with this offering by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated financial statements of Planet Green Holdings Corp. and its subsidiaries as of December 31, 2025 and 2024, and for the years then ended, incorporated by reference in this prospectus supplement, have been audited by YCM CPA INC, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus supplement are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

Our website address is www.planetgreenholdings.com. The information on our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 14, 2026, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on February 2, 2026, February 19, 2026, May 11, 2026, May 28, 2026, June 17, 2026, July 14, 2026 and August 21, 2026 (excluding any information furnished under Item 2.02 or Item 7.01 of Form 8-K); and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 1, 2009.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of this prospectus supplement and prior to the termination of the offering.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus are delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or calling us at the following:

Planet Green Holdings Corp.

Attn: Corporate Secretary

130-30 31st Ave, Suite 512

Flushing, NY 11354

(347) 370-2352

PRELIMINARY PROSPECTUS

PLANET GREEN HOLDINGS CORP.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Rights

Units

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer and sell.

Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the NYSE American, under the symbol “PLAG.” On March 31, 2026, the closing sale price of our common stock on the NYSE American was $1.45 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or any other securities exchange of the securities covered by the applicable prospectus supplement. Planet Green Holdings Corp. (“Planet Green”) is not an operating company in the PRC but a Nevada holding company with its operations conducted through its subsidiaries in the PRC, Hong Kong and Canada (the “Subsidiaries”).

We face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material adverse change in our operations and/or the value of the common stock or could significantly limit or completely hinder our ability to offer common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in mainland China, please refer to “Risk Factors— Risks Related to Doing Business in China” in this prospectus.

Because our operations are primarily located in the PRC and Hong Kong through our subsidiaries, we are subject to certain legal and operational risks associated with our operations in China and Hong Kong, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our common stock, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that our subsidiaries are directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data or implicate cybersecurity. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. The Trial Administrative Measures require that subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed, which makes us subject to additional filing requirements in connection with this offering and our follow-on offerings completed after the effective date of the Trial Administrative Measures on March 31, 2023. As further advised by our PRC counsel, Hubei Kaicheng Law Offices, as of the date of this prospectus, aside from the future filing requirements in connection with our offering required under the Trial Administrative Measures, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”) or any other PRC governmental authorities for our offering, nor has our Nevada holding company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are recently published, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future because applicable laws, regulations, or interpretations change, or (iv) are exposed to interventions or interruptions by PRC governmental agencies with little advance notice.

As of the date of this prospectus, the two Hong Kong subsidiaries of Planet Green do not have any material operations in Hong Kong and they have not collected, stored, or managed any personal information in Hong Kong. Therefore, we have concluded that we do not currently expect that the laws and regulations in Mainland China on data security, data protection, cybersecurity or anti-monopoly will be applied to our Hong Kong subsidiaries or that the oversight of the Cyberspace Administration of China will be extended to our operations outside of Mainland China.

In order to operate our business, in addition to the required regular business licenses, Jingshan Sanhe is required to obtain a Permit for Hazardous Chemical Products. As of the date of this prospectus, our subsidiaries and WFOEs have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no permission or approval has been denied.  However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all in the future. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries or the PRC operating entities to be unable to begin their new businesses or operations in the PRC, subject them to fines, or cause their relevant new businesses or operations to be suspended for rectification,  or other sanctions.

As advised by our PRC counsel, Hubei Kaicheng Law Offices, as of the date of this prospectus, our subsidiaries and WFOEs, (i) are not required to obtain additional permissions or approvals to operate their current business, (ii) are not required to obtain permission from the CSRC, the CAC, or any other Chinese authorities to issue our securities to foreign investors based on PRC laws and regulations currently in effect, and (iii) have not received or were denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies, including the CAC or the CSRC, would take the same view as we do, and there is no assurance that the subsidiaries are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If the WFOEs or any of its subsidiaries (i) does not receive or maintain required permissions or approvals, (ii) inadvertently concludes that such permissions or approvals are not required, or (iii) is required to obtain such permissions or approvals in the future because applicable laws, regulations, or interpretations change, it could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

In light of the recent statements and regulatory actions by the PRC government, such as those related to the use of variable interest entities, data security, and anti-monopoly concerns, Planet Green may be subject to the risks of uncertainty of any future actions of the PRC government in this regard which may result in a material adverse change in our operations and/or value of our securities, including that the value of our securities to significantly decline or become worthless. Planet Green may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if it fails to comply with such rules and regulations, which could adversely affect the ability of Planet Green to continue to be listed for trading on the NYSE American or another foreign exchange, which may cause the value of Planet Green’s securities to significantly decline or become worthless. The Holding Foreign Companies Accountable Act (the “HFCA Act”) and related regulations call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors and could add uncertainties to Planet Green’s offering that trading in Planet Green’s securities may be prohibited under the HFCA Act. Currently, Planet Green’s auditor, YCM CPA INC., is headquartered in California and has been inspected by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) on a regular basis. Our auditor is not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which was enacted on December 29, 2022 under the Consolidated Appropriations Act, 2023, and amended the HFCAA to decrease the number of non-inspection years under the HFCAA from three years to two, thus reducing the time period before an issuer’s securities may be prohibited from trading on any U.S. securities exchange or any U.S. over-the-counter market or delisted. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. On February 24, 2023, the CSRC, the Ministry of Finance, the State Secrecy Administration, and the State Archives Bureau jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Provisions”), which aims to standardize confidentiality and archives administration in respect of direct or indirect overseas issuance of securities by domestic enterprises of the PRC and came into effective on March 31, 2023. The Provisions provides the following requirements: (a) working papers formed within the territory of China by the securities companies and securities service agencies that provide corresponding services for the overseas issuance and listing of domestic enterprises shall be stored within the territory of China. Those that need to transmit working papers outbound shall go through examination and approval formalities in accordance with the relevant provisions of the State, and (b) the relevant domestic enterprise, securities companies and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation. The Provisions further provide that, where the overseas securities regulator and the relevant competent authorities request to conduct inspection or investigation to collect evidence from a domestic enterprise and the domestic securities companies and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism. Given the recency of the Protocol and the Provisions and the fact that official guidance and related implementation rules have not been issued and the Provisions may be subject to further clarifications during subsequent implementation, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access – in any way and at any point in the future – the Board of PCAOB will act immediately to consider the need to issue a new determination. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange. Please refer to “Risk Factors — Risks Related to Doing Business in China.”

As of February 6, 2026, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $47,135,981, which is based on 11,638,514 shares of common stock held by non-affiliates as of such date and a price of $4.05 per share, the closing price of our common stock on February 6, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus, in any prospectus supplement that we may file and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this Prospectus is April 13, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $200,000,000 of any combination of the securities described in this prospectus. This prospectus provides you only with a general description of the securities that we may offer and sell. Each time securities are offered and sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering, including the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

The prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. You should read carefully the entire prospectus and any accompanying prospectus supplement or related free writing prospectus, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision. Please also read the additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or related free writing prospectus. This prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: We have not done anything that would permit our public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to “Planet Green,” refers to the Planet Green Holdings Corp., the Nevada holding company, and the “Company,” “we,” “our” or “us” refer to Planet Green Holdings Corp. and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at www.planetgreenholdings.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 31, 2026;

●	Our Current Report on Form 8-K filed with the SEC on February 2, 2026

●	Our Current Report on Form 8-K filed with the SEC on February 19, 2026;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 1, 2009.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

Planet Green Holdings Corp.

Attention: Corporate Secretary

130-30 31st Ave, Suite 512
Flushing, NY 11354

(347) 370-2352

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ABOUT THE COMPANY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing. You should read this entire prospectus, any applicable prospectus supplement, and the other documents which are incorporated by reference in this prospectus carefully, including the section titled “Risk Factors” and our financial statements and the notes thereto, before making an investment in our securities.

Use of Certain Defined Terms

●	“Allinyson” refers to Allinyson Ltd., a company incorporated in the State of Colorado.

●	“Bless Chemical HK” refers to Bless Chemical Co., Ltd., a company incorporated in Hong Kong.

●	“China” and “PRC” refer to the People’s Republic of China including Hong Kong and Macau.

●	“Dingfeng Technology” refers to Dingfeng Technology Xianning Co., Ltd., a PRC limited liability company and a whole foreign owned enterprise (WFOE).

●	“Fast Approach” refers to Fast Approach Inc., a corporation incorporated under the laws of Canada.

●	“Hubei Bulaisi” or “WFOE” Refers to Hubei Bulaisi Technology Co., Ltd., a PRC limited liability company.

●	“Jiayi Technologies” refers to Jiayi Technologies (Xianning) Co., Ltd., a PRC limited liability company;

●	“Hubei Shengsili” refers to Hubei Biotechnology Co., Ltd., a PRC limited liability company.

●	“Jilin Chuangyuan” refers to Jilin Chuangyuan Chemical Co., Ltd., a PRC limited liability company.

●	“Jingshan Sanhe” refers to Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd., a PRC limited liability company.

●	“PinnacleTech HK” refers to PinnacleTech HK Limited, a company incorporated in Hong Kong.

●	“Promising Prospect HK” refers to Promising Prospect HK Limited, a company incorporated in Hong Kong.

●	“Planet Green” refers to Planet Green Holdings Corp., a Nevada holding company.

●	“Promising Prospect BVI” refers to Promising Prospect Limited, a British Virgin Islands company.

●	“RMB” refers to Renminbi, the legal currency of China.

●	“Shanghai Shuning” refers to Shanghai Shuning Advertising Co., Ltd., a PRC limited liability company.

●	“Shandong Yunchu” Refers to Shandong Yunchu Supply Chain Co., Ltd., PRC limited liability company.

●	“U.S. dollar”, “$” and “US$” refer to the legal currency of the United States.

●	“We,” “us”, “our,” and the “Company” refer to Planet Green Holdings Corp., a Nevada corporation, and, except where the context requires otherwise, and our wholly-owned subsidiaries.

●	“Xianning Bozhuang” refers to Xianning Bozhuang Tea Products Co., Ltd., a PRC limited liability company.

●	“Shine Chemical BVI” refers to Shine Chemical Co., Ltd., a company incorporated in British Virgin Islands.

Overview

Planet Green is a Nevada company established in 1986 and is headquartered in Flushing, New York. We are a diversified technology, chemical and consumer products company with presence in North America and China in the follow businesses: Tea Products, Chemical Products and Online Advertising Services.

We manage the operation in three business lines which include:

●	To grow, produce and distribute cyan brick tea, black tea and green tea in China; and

●	to research, develop, manufacture and sell chemical products including methanol fuel additives, alcohol based fuel, and diesel fuel in China; and

●	to provide digital marketing solutions to advertisers by leveraging data analytics, programmatic advertising technologies, and demand-side platform (“DSP”) tools to deliver targeted and measurable advertising campaigns.

Planet Green is a holding company with no material operations of its own, and conducts substantially all of its operations through its several subsidiaries.

We conduct our business activities through its subsidiaries. Planet Green and its subsidiaries are not required to obtain permissions from Chinese authorities to operate and issue these securities to foreign investors. Planet Green and its subsidiaries are not covered by permission requirements from CSRC, CAC or other entity that is required to approve its operations.

Organizational Structure

Planet Green was incorporated on February 4, 1986 and was formerly known as “American Lorain Corporation.” Effective November 12, 2009, Planet Green reincorporated in Nevada from Delaware.

The following diagram illustrates our current corporate structure.

Subsidiaries

As of the date of this prospectus, Planet Green directly or indirectly owns equity of the following entities: (1) Promising Prospect BVI; (2) Fast Approach; (3) Shine Chemical BVI; (4) PinnacleTech HK; (5) Bless Chemical HK; (6) Dingfeng Technology; (7) Xianning Bozhuang Tea Products Co., Ltd.; (8) Shanghai Shuning; (9)Hubei Bulaisi; (10) Jingshan Sanhe and (11) Hubei Shengsili.

On April 1, 2024, the Company’s executive officers recommended to the Board of Directors that the Company discontinued the operations of Allinyson and divested its 100% equity interest in Allinyson, which had incurred recurring financial losses since its acquisition. After considering management’s recommendation, the Board determined that discontinuing Allinyson’s operations and disposing of the Company’s entire equity interest therein was in the best interests of the Company and its stockholders. The Board approved the discontinuation and divestiture by unanimous written consent on April 1, 2024. The Company subsequently completed the disposition of its 100% equity interest in Allinyson.

On December 11, 2024, Jiayi Technologies, a wholly owned subsidiary of the Company, entered into a Termination Agreement with Xiaodong Cai and Yongshen Chen (the “Shareholders”) and Jilin Chuangyuan. Pursuant to the Termination Agreement, and subject to the terms and conditions set forth therein, the parties agreed to terminate all rights and obligations under the Amended and Restated Business Cooperation Agreement, the Consultation and Service Agreement, the Equity Option Agreement, the Equity Pledge Agreement, and the Proxy Agreement (collectively, the “VIE Agreements”) previously entered into on November 30, 2021 among Jiayi, the Shareholders and Jilin Chuangyuan. The termination of the VIE Agreements was undertaken in light of Jilin Chuangyuan’s continued operational and financial underperformance. Upon completion of the transaction on December 11, 2024, the Company ceased consolidating the financial statements of Jilin Chuangyuan in its consolidated financial statements.

On April 30, 2025, the Board of Directors of the Company determined that it was in the best interests of the Company and its stockholders to discontinue the operations of Shandong Yunchu. On September 1, 2025, the Company disposed of its 100% equity interest in Promising Prospect HK for nominal consideration. Promising Prospect HK indirectly held 100% of the equity interest in Shandong Yunchu through Jiayi Technologies and did not own any other operating assets of the Company. As a result of the disposition, Shandong Yunchu, Promising Prospect HK and Jiayi Technologies ceased to be subsidiaries of the Company.

For restructuring purposes, Promising Prospect BVI established PinnacleTech HK as a wholly owned subsidiary in Hong Kong. PinnacleTech HK subsequently established Dingfeng Technology as a wholly owned subsidiary in China. On January 20, 2026, Hubei Bulaisi transferred 100% equity ownership of Bozhuang to Dingfeng Technology. On the same day, Xianning Bozhuang acquired 67% equity ownership of Hubei Shengsili.

Cash Flows through Our Organization:

Planet Green is a holding company with no material operations of its own. We currently conduct our operations through our subsidiaries including our WFOEs and their respective subsidiaries. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiaries, PinnacleTech HK and Bless Chemical HK, by additional capital contributions or shareholder loans, as the case may be; and (2) our PRC subsidiaries may make dividends or other distributions to Planet Green. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. If we intend to distribute dividends through Planet Green, our WFOEs will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, and then our Hong Kong subsidiaries will transfer the dividends to the Planet Green, and the dividends will be distributed from the Planet Green to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. There can be no assurance the PRC government will not intervene or impose restrictions on the Company’s ability to transfer cash out of China. In addition, no dividends or distribution has been declared to paid to Planet Green from subsidiaries and no dividends or distribution was made to any U.S. investors.

Effects of PRC foreign exchange regulations on our ability to transfer assets within our organization

Current foreign exchange and other regulations in the PRC may restrict our PRC subsidiaries in its ability to transfer their net assets to Planet Green and its subsidiaries and to investors. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under our current corporate structure, Planet Green as the holding company may rely on dividend payments from its subsidiaries to fund any cash and financing requirements Planet Green may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to Planet Green. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of Planet Green’s shareholders regulated by such policies fail to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents Planet Green from obtaining sufficient foreign currencies to satisfy Planet Green’s foreign currency demands, Planet Green may not be able to pay dividends in foreign currencies to its shareholders.

Recent Regulatory Development

As we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our common stock or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Follow-on securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings). In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions.

Based on the New Administrative Rules Regarding Overseas Listings, which came into effective on March 31, 2023, we are subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

We have relied on the opinion of our PRC counsel, Hubei Kaicheng Law Office, that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As further advised by our PRC counsel, Hubei Kaicheng Law Office, as of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our offering of securities from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published, it is highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations, or ability to accept foreign investments and list on a U.S. or other foreign exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC central or local government and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors - Risks Related to Doing Business in China” beginning on page 16 for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

Enforcement of Civil Liabilities

Currently all our directors and majority of senior executive officers either are physically reside in China for a significant portion of each year, and/or are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the PRC courts would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct an investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Products and Services

We grow, produce and distribute cyan brick tea, black tea and green tea products in China. We also manufacture and distribute methanol fuel additives, alcohol based fuel, and diesel fuel in China. Methanol fuel additives are designed to enhance the combustion performance, stability, and safety of methanol-based fuels. These additives improve fuel efficiency, optimize energy output, and reduce engine wear, thereby increasing overall operational reliability. Alcohol based fuel is primarily used in catering stoves, industrial boilers, heating equipment, and other applications as a clean, cost-effective alternative energy source. It offers environmental benefits compared to traditional fossil fuels and is widely adopted in commercial and light industrial settings. Diesel fuel is extensively used in diesel-powered vehicles, construction machinery, generator sets, and various industrial operations. It serves as a reliable source of power generation and heating in transportation, infrastructure development, and manufacturing sectors. In addition, we provide in digital advertising delivery and operation services, with China and North America as the two core advertising markets.

Our Manufacturing Facilities

General

We currently manufacture our products and provide services in Jingshan City, Xianning City of Hubei Province and Toronto in Canada.

The following table indicates the year that operations commenced at each of the facilities and the size of the facilities.

Facility	Year Operations Commenced	Facility Size (square meters)
Xianning Bozhuang*	2013	33,333
Jingshan Sanhe**	2018	11,018

*	Became a VIE in May 2019 and a subsidiary in August 2021.

**	Became a subsidiary in September 2021.

Production Lines

We currently manufacture our products using production lines.

The production process for our cyan brick tea products involves primary processing of fresh leaves, piling and fermenting, storing and aging, picking, pressing, and baking. The production process for our black tea products involves selecting and sorting the fresh leaves, withering, rolling, fermenting, baking and drying, grading according to color, prompting fragrance, packing and warehousing. The production process for our green tea products involves selecting and sorting the fresh leaves, airing, fixating, cooling, rolling, stir drying, selecting and grading, prompting fragrance, packing and warehousing.

The production process for our alcohol based fuel is illustrated as follows. The self-control design of the facilities for storage of raw materials and addition of additives shall, in accordance with the requirements of the process, conduct centralized indication and adjustment of the temperature, flow rate and liquid level of the raw oil tanks, raw oil metering tanks, product oil allocation tanks and finished oil tanks during the fuel blending process; realize remote monitoring of the whole fuel production process, and conduct on-the-spot indication of pressure and partial flow rate.

The following table shows the number and types of production lines, the types of products produced and the production capacity as of the date of this registration statement:

Facility	Production Lines	Product Portfolio	Capacity
Xianning Bozhuang	There are six production lines: the production line of cyan brick tea with traditional handicraft; the production line of cyan brick tea; the production line of teabag; the production line of green tea and the production line of black tea	cyan brick tea, black tea and green tea	Production line with 5,020 tons of production capacity

Jingshan Sanhe	There are two production lines: the production line of ethanol fuel and the production line of fuel additive	Alcohol based fuel, methanol fuel additives, and diesel fuel.	Two production lines with a total production capacity of 300,000 tons/year for alcohol based fuel, and 3000 tons/year for fuel additive

We operate our production lines year-round.

Raw Materials

Our Supply Sources

Our business depends on obtaining a reliable supply of various products, including tea, chemical products and diesel. Because of the diversity of available sources of these raw materials, we believe that our raw materials are currently in adequate supply. We obtain our raw materials primarily from domestic procurement for our tea production and diesel.

We select suppliers based on price and product quality. We typically rely on numerous domestic suppliers, including some with whom we have a long-term relationship. Our suppliers generally include wholesale agricultural product companies, tea bag processing companies and chemical products wholesale companies and diesel wholesale companies.

Our Customers

Our tea products and chemical products are sold in Chinese domestic market.

Our Sales and Marketing Efforts

We have not spent a significant amount of capital on advertising in the past, and our advertising budget continues to be limited. Our marketing and branding efforts mainly focus on internet advertising, distributors and long-term customers.

Competition and Market Position

Black tea is produced in Guangxi, Sichuan, Yunnan, Hunan, Hubei, Shanxi and Anhui provinces in China. Our black tea products are processed in our factory in Hubei province and distributed nationwide. There are few large players on the market but we face fierce competition from numerous small black tea manufacturers and distributors.

Competitive factors in our industry include product innovation, product quality, price, brand recognition and loyalty, product variety and ingredients, product packaging and package design, effectiveness of marketing and promotional activity, and our ability to identify and satisfy consumer tastes and preferences.

We sell alcohol based fuel, methanol fuel additives and diesel in local reginal market. We compete with other reginal players and national players.

Intellectual Property

Patents

The company vigorously implements scientific and technological innovation and obtains 12 practical patent certificates from the State Intellectual Property Office of the PRC. These patents are registered under Jingshan Sanhe, which includes a diesel exhaust cleaner and its preparation method, a kind of automobile exhaust cleaner and preparation method, a kind of filtering device for exhaust port of cleaning liquid production plant, a kind of automobile cleaner dispensing device, a kind of liquid dispensing equipment, a kind of mixing and stirring tank, a kind of cleaning brush for cleaning agent storage tank, a kind of reactor for producing auto cleaner, a kind of cleaning brush for cleaning agent mixing kettle, a kind of mixing tank, a cleaning tool for cleaning the reactor for detergent production and a kind of mixing and defoaming tank. The company will give full play to the advantages of independent intellectual property rights, continue to innovate, maintain the leading technology and enhance the core competitiveness of the company.

We take reasonable steps to protect our proprietary information and trade secrets, such as limiting disclosure of proprietary plans, methods and other similar information on a need-to-know basis and requiring employees with access to our proprietary technology to enter into confidentiality arrangements. We believe that our proprietary technology and trade secrets are adequately protected.

Corporate Information

Our common stock is listed on the NYSE American under the symbol “PLAG.” Our global headquarters are located at 130-30 31st Ave, Suite 512, Flushing, NY 11354 and our telephone number is (347) 370-2352. We maintain a corporate website at www.planetgreenholdings.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Summary of Risk Factors

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” starting page 14 of this prospectus.

Risks Related to Our Business and Our Operation

●	Unpredictable events such as natural disasters, political unrest, health-related outbreaks, food-borne illnesses or other disruptions could adversely impact our operations. See “Risk Factors-Risks Related to Our Business and Our Operation on page 14.”

●	The industries in which we operate are extremely competitive. Many of our significant competitors have greater production and financial resources and could use their greater resources to gain market share at our expense. See “Risk Factors-Risks Related to Our Business and Our Operation on page 14.”

●	Price inflation in China could affect our results of operation if we are unable to pass along raw material price increases to our customers. See “Risk Factors-Risks Related to Our Business and Our Operation on page 15.”

●	Our expansion strategy may not prove successful and could adversely affect our existing business. See “Risk Factors-Risks Related to Our Business and Our Operation on page 15.”

●	The acquisition of other businesses could pose risks to our profitability. See “Risk Factors-Risks Related to Our Business and Our Operation on page 15.”

Risks Related to Doing Business in China

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary. See “Risk Factors-Risks Related to Doing Business in China” on page 16 of this prospectus.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. See “Risk Factors-Risks Related to Doing Business in China” on page 17 of this prospectus.

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders. See “Risk Factors-Risks Related to Doing Business in China” on page 17 of this prospectus.

●	We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws. See “Risk Factors-Risks Related to Doing Business in China” on page 18 of this prospectus.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us. See “Risk Factors-Risks Related to Doing Business in China” on page 18 of this prospectus.

●	Our business may be materially and adversely affected if our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. See “Risk Factors-Risks Related to Doing Business in China” on page 19 of this prospectus.

●	Given the Chinese government’s significant oversight and discretion over the conduct of the business of our subsidiaries, the Chinese government may intervene or influence its operations at any time, which could result in a material change in the operations of our subsidiaries and/or the value of our common stock. See “Risk Factors-Risks Related to Doing Business in China” on page 19 of this prospectus.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or Planet Green were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors. See “Risk Factors-Risks Related to Doing Business in China” on page 19 of this prospectus.

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities. See “Risk Factors-Risks Related to Doing Business in China” on page 21 of this prospectus.

●	Increases in labor costs in the PRC may adversely affect our business and results of operations. See “Risk Factors-Risks Related to Doing Business in China” on page 21 of this prospectus.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law. See “Risk Factors-Risks Related to Doing Business in China” on page 22 of this prospectus.

●	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations. See “Risk Factors-Risks Related to Doing Business in China” on page 22 of this prospectus.

●	We may become subject to the Criminal Law, the Cybersecurity Law, the Civil Code, the Data Security Law and other applicable laws and regulations of PRC. We may be liable for improper use or appropriation of personal information provided by our customers. See “Risk Factors-Risks Related to Doing Business in China” on page 23 of this prospectus.

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See “Risk Factors-Risks Related to Doing Business in China” on page 24 of this prospectus.

●	If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless. See “Risk Factors-Risks Related to Doing Business in China” on page 25 of this prospectus.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions. See “Risk Factors-Risks Related to Doing Business in China” on page 25 of this prospectus.

●	Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China. See “Risk Factors-Risks Related to Doing Business in China” on page 26 of this prospectus.

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See “Risk Factors-Risks Related to Doing Business in China” on page 26 of this prospectus.

●	The unwinding and disposal of our previous VIE structure may not be liability-free and we may be seemed to be in violation of PRC laws regulating our industry and operations. See “Risk Factors-Risks Related to Doing Business in China” on page 26 of this prospectus.

●	The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. See “Risk Factors-Risks Related to Doing Business in China” on page 27 of this prospectus.

●	Adverse changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition and results of operations. See “Risk Factors-Risks Related to Doing Business in China” on page 28 of this prospectus.

●	A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect our business and our financial condition. See “Risk Factors-Risks Related to Doing Business in China” on page 29 of this prospectus.

●	The U.S. law and regulations, including the Holding Foreign Companies Accountable Act, call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors-Risks Related to Doing Business in China” on page 29 of this prospectus.

●	Planet Green and our subsidiaries are subject to extensive and evolving legal system in the PRC, non-compliance with which, or changes in which, may materially and adversely affect Planet Green and our subsidiaries’ business and prospects, and may result in a material change in Planet Green, our subsidiaries’ operations and/or the value of our securities or could significantly limit or completely hinder Planet Green and our subsidiaries’ ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors-Risks Related to Doing Business in China” on page 31 of this prospectus.

●	Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business. See “Risk Factors-Risks Related to Doing Business in China” on page 32 of this prospectus.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. See “Risk Factors-Risks Related to Doing Business in China” on page 34 of this prospectus.

Risks Related to Our Common Stock

●	Our common stock may be subject now and in the future to the SEC’s “Penny Stock” rules. See “Risk Factors-Risks Related to Our Ordinary Shares” on page 35 of this prospectus.

●	We do not intend to pay dividends for the foreseeable future. See “Risk Factors-Risks Related to Our Ordinary Shares” on page 36 of this prospectus.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of common stock, the price of our shares of common stock and trading volume could decline. See “Risk Factors-Risks Related to Our Ordinary Shares” on page 36 of this prospectus.

●	The market price of our shares of common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price. See “Risk Factors-Risks Related to Our Ordinary Share” on page 36 of this prospectus.

●	We will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. Raising additional capital by issuing shares may cause dilution to existing shareholders. See “Risk Factors-Risks Related to Our Ordinary Shares” on page 36 of this prospectus.

The Offering

From time to time we may offer common stock, preferred stock, debt securities, convertible debt securities, warrants, rights, and units at an aggregate initial offering price not to exceed $200,000,000. The convertible debt, warrants or rights that we may offer will consist of debt that is convertible into, or warrants or rights to purchase, any of the other securities that may be sold under this prospectus and the units that we may offer will be comprised of combinations of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, or as units, which may include combinations of the securities and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. The terms described in a prospectus supplement will include:

●	in the case of common stock, the offering price and number of shares;

●	in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, dividend rate, if any (which may be fixed or variable), time of payment and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on future issuances, any listing on a securities exchange and any other terms of the preferred stock;

●	in the case of debt or convertible debt, the title, aggregate principal amount, denominations, seniority, maturity, interest rate, if any (which may be fixed or variable), time of payment of any interest, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such securities.

●	in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be common or preferred stock), exercise price, amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants;

●	in the case of rights, the offering price, designation and terms of the security purchasable upon exercise of the right (which may be common or preferred stock), exercise price, amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, and any other terms of the rights; and

●	in the case of units, the terms of the units offered and the terms of the underlying securities comprising the units (which may be common or preferred stock, rights or warrants), and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will also contain the following information about the offered securities: names of any lead or managing underwriters or agents and a description of any underwriting or agency arrangements; and any underwriting discounts and commissions or agency fees, and our net proceeds. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Certain persons participating in an offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment and stabilizing transactions in such securities and the imposition of a penalty bid, in connection with such offering. For a description of these activities, see “Plan of Distribution” in this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, the risks that will be discussed in the applicable prospectus supplement, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any risks described in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, before making an investment decision. Before you decide to purchase our common stock, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. Any of the risks we describe below, any applicable prospectus supplement or in the information incorporated herein by reference could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations or future prospects. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Our Operation

Unpredictable events such as natural disasters, political unrest, health-related outbreaks, food-borne illnesses or other disruptions could adversely impact our operations.

Our business is vulnerable to various unpredictable events, including natural disasters (such as earthquakes, floods, typhoons, and fires), political unrest, terrorist attacks, severe weather conditions, and health-related outbreaks or food-borne illnesses (such as COVID-19, Ebola, avian flu, and other epidemics). These events could significantly disrupt our operations, those of our sub-franchisees or suppliers, and adversely impact our financial condition.

For example, adverse weather, transportation delays, or traffic accidents could result in missed deliveries of perishable goods, leading to food spoilage and loss of revenue. Additionally, widespread health outbreaks or natural disasters could result in the temporary closure of offices, production facilities, or restaurants, and disrupt the supply chain, altering our ability to maintain the consistent quality and availability of our product lines, which is critical to our reputation and customer satisfaction.

In the event of a severe epidemic or natural disaster affecting China—where most of our employees and operations are based—we may experience major disruptions, including staff shortages, suspension of services, and technological interruptions (such as loss of power, telecommunications failures, or system breakdowns). Such disruptions could materially and adversely affect our business, financial performance, and results of operations.

The industries in which we operate are extremely competitive. Many of our significant competitors have greater production and financial resources and could use their greater resources to gain market share at our expense.

The industries in which we operate are extremely competitive. Many of our significant competitors have substantially greater production and financial resources than we do. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time. Successful competition will require a continued high level of investment in facility maintenance. We may fail to anticipate or respond adequately to new industry developments and other competitive pressures due to our limited resources relative to many significant competitors. This failure could reduce our competitiveness and cause a decline in market share, sales and profitability. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to compete successfully.

Price inflation in China could affect our results of operation if we are unable to pass along raw material price increases to our customers.

Inflation in China has been consistently increasing in recent years. As we purchase raw materials from Chinese suppliers, price inflation directly causes an increase in the cost of our raw materials. Price inflation could affect our results of operation if we are unable to pass along raw material price increases to customers. In addition, if inflationary trends continue in China, China could lose its competitive advantage as a low-cost manufacturing venue, which could in turn lessen some of the competitive advantages of our being based in China. Accordingly, inflation in China may weaken our competitiveness in both the domestic and international markets.

Our expansion strategy may not prove successful and could adversely affect our existing business.

Our growth strategy includes the expansion of our manufacturing operations including new production lines. We plan to expand our sales in China and internationally. We will need to continue to be engaged in various forms of promotional and marketing activities in order to further develop the branding of our products and to increase our market share in new and existing markets. The implementation of this strategy may involve large transactions and present financial, managerial and operational challenges. We could also experience financial or other form of setbacks if any of our growth strategies incur problems of which we are not presently aware of. If we fail to generate sufficient sales in new markets or increase our sales in existing markets, we may not be able to recover the production, distribution, promotional and marketing expenses, as well as administrative costs we have incurred in developing such markets.

The acquisition of other businesses could pose risks to our profitability.

We may try to grow through future acquisitions of other businesses. Any proposed acquisition could result in accounting charges, potentially dilutive issuances of equity securities, and increased debt and contingent liabilities, any of which could have a material adverse effect on our existing business and the market price of our common stock. Acquisitions, in general, entail many risks, including risks relating to the failed integration of the acquired operations, diversion of management’s attention, and the potential loss of key employees of the acquired organizations. We may be unable to successfully integrate businesses or the personnel of any business that might be acquired in the future, and our failure to do so could have a material adverse effect on our business and on the market price of our common stock.

Risks Related to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in GD Culture Group Limited and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

We may finance our subsidiaries by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC operating subsidiary, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries, or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law was amended and took effect on December 29, 2018, and its implementing rules became effective on January 20, 2025. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our common stock, or the gain our non-PRC shareholders may realize from the transfer of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are required to comply with the United States Foreign Corrupt Practices Act, or FCPA, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. The PRC also strictly prohibits bribery of government officials. Certain of our suppliers are owned by the PRC government and our dealings with them are likely to be considered to be with government officials for these purposes. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. It is our policy to prohibit our employees, and to discourage our agents, representatives and consultants, from engaging in such practices. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Our employees, agents, representatives and consultants may not always be subject to our control. If any of them violates FCPA or other anti-corruption law, we might be held responsible. We could suffer severe penalties in that event. In addition, the US government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or which we acquire.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Our subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, our subsidiaries may not be aware of its violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of the contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our subsidiaries’ business and impede our subsidiaries’ ability to continue its operations.

Our business may be materially and adversely affected if our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our subsidiaries  hold certain assets that are important to our business operations. If our subsidiaries  undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our subsidiaries’  business, financial condition, and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Given the Chinese government’s significant oversight and discretion over the conduct of the business of our subsidiaries, the Chinese government may intervene or influence its operations at any time, which could result in a material change in the operations of our subsidiaries and/or the value of our common stock.

The Chinese government has significant oversight and discretion over the conduct of our subsidiaries and may intervene or influence its operations at any time as the government deems appropriate to further regulatory, political, and societal goals, which could result in a material change in the operations of our subsidiaries and/or the value of our common stock.

The Chinese government has recently published new policies that significantly affected certain industries such as the education and Internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect the business, financial condition, and results of operations of our subsidiaries. Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, our subsidiaries may incur increased compliance costs or become subject to additional restrictions in their operations. Certain areas of the law in China, including intellectual property rights and confidentiality protections, may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on the business operations of our subsidiaries, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or Planet Green were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.

The Chinese government plays a significant role in regulating and, through state ownership, shaping the development of every  sector of the Chinese economy. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, bankruptcy, or criminal proceedings. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As advised by Huei Kaicheng Law Office, we are required to submit the relevant filing with the CSRC within three business days after the closing of our financing transactions.

However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and regulations, including the Trial Measures, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein. With such rules in effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

As such, the Company’s businesses may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we can pass on these increased labor costs to our vehicle buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

In July 2014, SAFE promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as Special Purpose Vehicles (“SPVs”). Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

We may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses. Specifically, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider (except for e-commerce, domestic multi-party communication, storage and forwarding classes and call centers) under the Special Administrative Measures for Access of Foreign Investment (Negative List) (Edition 2020), which was promulgated on June 23, 2020 and implemented on July 23, 2020, and such major foreign investor in a Foreign-Invested Telecommunications Enterprise must have experience in providing value-added telecommunications services, or VATS, and maintain a good track record in accordance with the Administrative Provisions on Foreign-Invested Telecommunications Enterprises (revised in 2016), and other applicable laws and regulations.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring, or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. If an ICP License holder fails to comply with the requirements and also fails to remedy such non-compliance within a specified period of time, the MITT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP License.

We are not subject to the requirements of permits or licenses under telecommunications regulations, and we and our subsidiaries are not required to hold ICP licenses. However, the interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

We may become subject to the Criminal Law, the Cybersecurity Law, the Civil Code, the Data Security Law and other applicable laws and regulations of PRC. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to the Criminal Law, the Cybersecurity Law, the Civil Code, the Data Security Law and other applicable laws and regulations in the PRC. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, with respect to the collection, sharing, use, processing, disclosure, and protection of personal information and other user data, these laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by PRC Criminal Law, Cybersecurity Law and Civil Code of PRC to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways.

On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cybersecurity Law of the PRC, or Cybersecurity Law, which became effective on June 1, 2017 (the “CSL”). Pursuant to the Cybersecurity Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In April 2020, the Cyberspace Administration of China (“CAC”) and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on the NYSE American. In the event that the CAC determines that we are subject to these regulations, we may be required to delist from the NYSE American and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

We will not be subject to the cybersecurity review by the CAC for this offering, and the oversight by the CAC over data security does not have impacts in our business, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. We are in compliance with the regulations issued by the CAC. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings conducted overseas and/or over foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. With such rules in effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

On December 28, 2021, the CAC, the NDRC, and several other administrations jointly adopted and published the new Measures for Cybersecurity Review (“New Measures”), which came into effect on February 15, 2022. Our subsidiaries may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers and face other penalties.”

As of the date of this prospectus, as confirmed by our PRC counsel, Hubei Kaicheng Law Office, our PRC operating subsidiaries have received all requisite permissions or approvals to operate the business and no such permissions or approvals have been denied. As further confirmed by our PRC counsel, Hubei Kaicheng Law Office, our PRC operating subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. As further confirmed by our PRC counsel, Hubei Kaicheng Law Office, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If (i) we or our subsidiaries do not receive or maintain all such required permissions or approvals to operate our business, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions, including fines and penalties, by the CAC, CSRC, or other PRC regulatory agencies, our PRC subsidiaries’ ability to pay dividends outside of the PRC could be limited, our operations could be adversely affected, directly or indirectly, we could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely, our ability to offer, or continue to offer, securities to investors could be significantly limited or completely hindered and the value of our securities might significantly decline or be worthless.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any share incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We, our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations or to otherwise provide information. While the Company will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the capricious nature of Chinese enforcers and may therefore be impossible to facilitate.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for acquisition of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, which became effective in 2008, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Ministry of Commerce before they can be completed. In addition, the security review rules issued by the Ministry of Commerce and became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

In the future, Planet Green may pursue potential strategic acquisitions that are complementary to Planet Green’s business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the Ministry of Commerce, may delay or inhibit Planet Green’s ability to complete such transactions, which could affect Planet Green’s ability to expand its business or maintain Planet Green’s market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the Ministry of Commerce. The application and interpretations of M&A Rules are still uncertain, and there is possibility that the PRC regulators may promulgate new rules or explanations requiring that Planet Green obtain approval of the Ministry of Commerce for Planet Green’s completed or ongoing mergers and acquisitions. There is no assurance that Planet Green can obtain such approval from the Ministry of Commerce for its mergers and acquisitions, and if Planet Green fails to obtain those approvals, it may be required to suspend the acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on Planet Green’s business, results of operations and corporate structure.

The unwinding and disposal of our previous VIE structure may not be liability-free and we may be seemed to be in violation of PRC laws regulating our industry and operations.

We cannot assure you that the unwinding and disposal of the VIE structures in the PRC will not give rise to dispute or liability. We cannot guarantee that we will not continue to be subject to PRC regulatory inspection and/or review, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the CSRC, the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic enterprises or assets and controlled by PRC enterprises or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. If the CSRC approval is required for any of our future offering of securities overseas or to maintain our offshore listing status on U.S. exchanges, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations. On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings, we will be subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

On December 27, 2021, the NDRC and MOFCOM jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a PRC company engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for Comments), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Adverse changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition and results of operations.

Substantially portion of our revenues are generally sourced from China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. Economic reforms begun in the late 1970s have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among different economic sectors. The Chinese government has implemented measures to encourage economic growth and guide the allocation of the resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

Although the PRC economy has grown significantly in the past decade, that growth may not continue, as evidenced by the slowing of the growth of the PRC economy since 2012. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position.

A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect our business and our financial condition.

The global macroeconomic environment is facing challenges, including the end of quantitative easing by the U.S. Federal Reserve, the economic slowdown in the Eurozone since 2014 and uncertainties over the impact of Brexit. The Chinese economy has shown slower growth compared to the previous decade since 2012 and the trend may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in market volatility.

If we plan to expand its business internationally and do business cross-border in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. In particular, there have been heightened tensions in international economic relations between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what the U.S. government characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020. Although the direct impact of the current international trade tension, and any escalation of such tension, on the AR industry in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

The U.S. law and regulations, including the Holding Foreign Companies Accountable Act, call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, the NYSE American filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which was enacted on December 29, 2022 under the Consolidated Appropriations Act, 2023, and amended the HFCAA to decrease the number of non-inspection years under the HFCAA from three years to two, thus reducing the time period before an issuer’s securities may be prohibited from trading on any U.S. securities exchange or any U.S. over-the-counter market or delisted.

On December 2, 2021, the SEC adopted amendments to finalize the rules implementing the submission and disclosure requirements of the HFCAA. The rules will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigation such registered public accounting firm, such SEC identified registrants are referred to as Commission-Identified Issuers. The final amendments require that Commission-Identified Issuers submit documentation to the SEC establishing, among other things, that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction and if the Commission-Identified Issuer is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, to provide certain additional disclosures in its annual report.

On December 16, 2021, the PCAOB issued a HFCAA Determination Report, pursuant to 15 U.S.C. Section 7214(i)(2)(A) and PCAOB Rule 6100 (the “Report”). Pursuant to the Report, the PCAOB notified the U.S. Securities and Exchange Commission that it issued two determinations that (1) the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC because of a position taken by one or more authorities in mainland China (the “Mainland China Determination”) and (2) the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in Hong Kong (the “Hong Kong Determination”). In its two appendixes the Report identifies the auditors that are subject to the Mainland China Determination and the Hong Kong Determination.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our share to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.  The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB announced that PCAOB has secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong, and vacated previous determinations to the contrary.

Our auditor, a independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditors’ compliance with the applicable professional standards. Our current auditor is headquartered in California, and is subject to inspection by the PCAOB on a regular basis.

However, the recent developments would add uncertainties to our offering, and we cannot assure you whether the NYSE American or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In addition, any additional actions, proceedings, or new rules resulting from the efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary share could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Planet Green and our subsidiaries are subject to extensive and evolving legal system in the PRC, non-compliance with which, or changes in which, may materially and adversely affect Planet Green and our subsidiaries’ business and prospects, and may result in a material change in Planet Green, our subsidiaries’ operations and/or the value of our securities or could significantly limit or completely hinder Planet Green and our subsidiaries’ ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

PRC companies are subject to various PRC laws, regulations and government policies and the relevant laws, regulations and policies continue to evolve. Recently, the PRC government is enhancing supervision over companies seeking listings overseas and some specific business or activities such as the use of variable interest entities and data security or anti-monopoly. The PRC government may adopt new measures that may affect Planet Green and our subsidiaries’ operations, or may exert more oversight and control over offerings conducted outside of China and foreign investment in China-based companies, and Planet Green as well as our subsidiaries may be subject to challenges brought by these new laws, regulations and policies. However, since these laws, regulations and policies are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties. Furthermore, as Planet Green and our subsidiaries may be subject to additional, yet undetermined, laws and regulations, compliance may require us to obtain additional permits and licenses, complete or update registrations with relevant regulatory authorities, adjust our business operations, as well as allocate additional resources to monitor developments in the relevant regulatory environment. However, under the stringent regulatory environment, it may take much more time for the relevant regulatory authorities to approve new applications for permits and licenses, and complete or update registrations and we cannot assure you that we will be able to comply with these laws and regulations in a timely manner or at all. The failure to comply with these laws and regulations may delay, or possibly prevent, us in conducting business, accepting foreign investments, or be listed overseas.

The occurrence of any of these events may materially and adversely affect our business and prospects and may result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors.

Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business.

We are subject to PRC laws and regulations governing the collecting, storing, sharing, using, processing, disclosure and protection of data on the internet and mobile platforms as well as cybersecurity. The PRC regulators, including the MIIT and the CAC, have been increasingly focused on regulation in the areas of cybersecurity and data protection and governmental authorities have enacted a series of laws and regulations to enhance the protection of privacy and data, which require certain authorization or consent from users prior to collection, use or disclosure of their personal data and protection of the security of the personal data of such users. The MIIT issued the Order for the Protection of Telecommunications and Internet User Personal Information on July 16, 2013, requiring internet service providers to establish and publish protocols relating to the collection or use of personal information, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Institutions and their employees are prohibited from selling or otherwise illegally disclosing a person’s personal information obtained during the course of performing duties or providing services. Pursuant to the PRC Cybersecurity Law, effective on June 1, 2017, network operators are required to fulfill certain obligations to safeguard cyber security and enhance network information management.

Moreover, existing PRC privacy, cybersecurity and data protection-related laws and regulations are evolving and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current or enact new laws and regulations regarding privacy, cybersecurity and data protection-related matters. These developments could adversely affect our business, operating results and financial condition. Any failure or perceived failure by us to comply with new or existing PRC privacy, cybersecurity or data protection laws, regulations, policies, industry standards or legal obligations, or any systems failure or security incident that results in the unauthorized access to, or acquisition, release or transfer of, personally identifiable information or other data relating to customers or individuals may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, fines and penalties, adverse publicity or potential loss of business. For example, on June 10, 2021, the Standing Committee of the National People’s Congress (the “Standing Committee of the NPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law provides for data security obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data information. Furthermore, along with the promulgation of the Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law, overseas-listed China-based companies are experiencing a heightened scrutiny over their compliance with laws and regulations regarding data security, cross-border data flow and management of confidential information from PRC regulatory authorities.

On August 20, 2021, the Standing Committee of the NPC issued the Personal Information Protection Law, which has been effective from November 1, 2021 and reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances. The Personal Information Protection Law clarifies the scope of application, the definition of personal information and sensitive personal information, the legal basis of personal information processing and the basic requirements of notice and consent.

On October 29, 2021, the CAC publicly solicited opinions on the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments), which requires that any data processor who provides to an overseas recipient important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment shall conduct security assessment. As of the date of this prospectus, the anticipated adoption or effective date of the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments) are subject to further changes with substantial uncertainty.

On November 14, 2021, the CAC publicly solicited opinions on the Administrative Measures for Internet Data Security (Draft for Comments) (the “Draft Measures for Internet Data Security”), which requires that data processors processing “important data” or listed overseas shall conduct an annual data security assessment by itself or commission a data security service provider to do so and submit the assessment report for the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Measures for Internet Data Security has not been formally adopted. However, if the Draft Measures for Internet Data Security were to be enacted in the current form, we, as an overseas listed company, will be required to conduct an annual data security review and comply with the relevant reporting obligations. Furthermore, according to the Draft Measures for Internet Data Security, data processors shall, in accordance with relevant state provisions, apply for cyber security review when carrying out the following activities: (1) the merger, reorganization or separation of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affects or may affect national security, (2) data processors that handle the personal information of more than one million people intends to be listed abroad, (3) the data processor intends to be listed in Hong Kong, which affects or may affect national security, and (4) other data processing activities that affect or may affect national security. It remains uncertain whether the requirement of cybersecurity review applies to follow-on offerings by an overseas-listed online platform operator that possesses personal data of more than one million users. Considering the substantial uncertainties existing with respect to the enactment timetable, final content, interpretation and implementation of the Draft Measures for Internet Data Security, in particular with respect to the explanation or interpretation for “affects or may affect national security,” there remain uncertainties as to whether our data processing activities may be deemed to affect national security, thus subjecting us to a cybersecurity review. As of the date of this prospectus, we have not received any formal notice from any cybersecurity regulator that we shall be subject to a cybersecurity review.

On December 28, 2021, the CAC and 12 other government authorities published the Measures for Cybersecurity Review, which took effect on February 15, 2022. The Measures for Cybersecurity Review provides that certain operators of critical information infrastructure purchasing internet products and services or network platform operators carrying out data processing activities, which affect or may affect national security, must apply with the Cybersecurity Review Office for a cybersecurity review. On July 30, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of an important industry or field, such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, and any other important network facilities or information system which may endanger national security, people’s livelihoods and public interest in the event of damage, function loss or data leakage. In addition, relevant administrative departments of each critical industry and sector, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. As of the date of this prospectus, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and we have not been informed that we are identified as a critical information infrastructure operator by any governmental authorities. Furthermore, since the Measures for Cybersecurity Review is relative new and the determination of “affecting national security” are subject to further explanations and interpretations, there remain uncertainties as to whether our data processing activities may be deemed to affect national security and whether we would be required to apply for a cybersecurity review. We will continue to closely monitor the rule-making process and will assess and determine whether we are required to apply for the cybersecurity review. If we are identified as an operator of “critical information infrastructure,” we would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure,” and we may be subject to cybersecurity review procedure before making certain purchases of network products and services, which could lead to adverse impacts on our business and a diversion of time and attention of our management and our other resources. Furthermore, there can be no assurance that we will obtain the clearance or approval for these applications from the Cybersecurity Review Office and the relevant regulatory authorities in a timely manner, or at all. If we are found to be in violation of cybersecurity requirements in China, the relevant governmental authorities may conduct investigations, levy fines, or require us to change our business practices in a manner materially adverse to our business. Any of these actions may disrupt our operations and adversely affect our business, results of operations and financial condition.

Complying with these obligations could cause us to incur substantial costs. As the interpretation and application of China’s cybersecurity laws, regulations and standards are still uncertain and evolving, we may be required to make further adjustments to our business practices to comply with the enacted form of the laws, which may increase our compliance cost and adversely affect our business performance. We expect that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the PRC, and we cannot yet determine the impact such future laws, rules, regulations and standards may have on our business.

Moreover, we may not disclose any personal data or information, unless required by the competent PRC authorities through certain procedures required by the laws, for the purpose of, among others, safeguarding the national security, investigating crimes, investigating infringement of information network communications rights, or cooperating with the supervision and inspection of telecommunications regulatory authorities. Failure to comply with these requirements could subject us to fines and penalties.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

Planet Green is not an operating company in the PRC but a Nevada holding company with its operations conducted through its subsidiaries in the PRC, Hong Kong and Canada. Currently a majority of our senior executive officers and all directors either reside within China or Hong Kong, are physically there for a significant portion of each year, and are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Risks Related to our Common Stock

Our common stock may be subject now and in the future to the SEC’s “Penny Stock” rules.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our shares of common stock if the market price of our shares of common stock increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of common stock, the price of our shares of common stock and trading volume could decline.

The trading market for our shares of common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our shares of common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our shares of common stock and the trading volume to decline.

The market price of our shares of common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

If you purchase our shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our shares of common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

We will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. Raising additional capital by issuing shares may cause dilution to existing shareholders.

We will require additional capital in the future. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock, or other securities convertible into or exchangeable or exercisable for our common stock, in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell shares of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company’s internal control over financial reporting. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.”

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	limited liquidity and trading of our securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that our operations and financial performance may be adversely affected by other economic, business, and/or competitive factors;

●	operational risks;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

●	fluctuations in exchange rates between the foreign currencies in which we typically does business and the United States dollar; or

●	our ability to effectively integrate and manage the businesses acquired in recent acquisitions and our ability to manage new businesses which may be acquired from time to time.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in or incorporated by reference into this prospectus, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus and the documents that we incorporate by reference herein completely, with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See “Risk Factors.”

INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference in this prospectus may contain industry and market data that we obtain from our internal estimates and research, as well as publications, research, surveys and studies conducted by independent third parties not affiliated to us and industry sources. These sources do not guarantee the accuracy or completeness of the information. While we believe that each of these studies and publications is reliable, we have not independently verified the market and industry data provided by third-party sources. In addition, while we believe our internal research is reliable, not all such research has been verified by any independent source. The market data may include projections that are based on a number of other projections or third party North American or European PET indexes. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections. We note that assumptions underlying industry and market data are subject to change over time, risks and uncertainties, including those discussed under “Item 1A—Risk Factors” of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, acquisitions of modern technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	debt or convertible debt securities;

●	warrants to purchase common stock or preferred stock;

●	rights to purchase common stock or preferred stock;

●	units of securities; or

●	any combination of the foregoing securities.

The securities offered under this prospectus may be offered separately, or as units, which may include combinations of the securities and in amounts, at prices and on terms to be determined at the time of sale. The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to complete a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our seventh amended and restated certificate of incorporation, as amended, or the Certificate, and our amended and restated bylaws, or Bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Common Stock

As of the date of this prospectus, (i) our capital stock is held of record by 332 stockholders and (ii) there were 14,232,714 shares of common stock outstanding.

We are a Nevada corporation and the rights of holders of our common stock are derived under Nevada law and our Certificate of Incorporation and Bylaws Shares of our common stock have the following rights, preferences and privileges:

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the Certificate that relates solely to the terms of an outstanding series of preferred stock if the holders of such series are entitled to vote thereon pursuant to the Certificate or any certificate of designation.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that its board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

Liquidation

Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

No Preemptive or Similar Rights

The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer, Inc. with its address at 1859 Whitney Mesa Dr, Henderson, NV 89014.

Listing

Our common stock is listed on the NYSE American under the symbol “PLAG.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or the other securities exchange of the securities covered by the applicable prospectus supplement.

Preferred Stock

We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations, and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock. As of the date of this prospectus, we currently have no classes of preferred stock designated or outstanding.

The laws of the state of Nevada, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Planet Green or the removal of management, which could depress the market price of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

●	voting rights, if any, of the preferred stock; and

●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights. The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities it offers in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We may offer under this prospectus up to $200,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $200,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We will issue any debt securities under an indenture to be entered into between it and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Defaults and Notice”;

●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	any guaranties of the debt securities;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other of our indebtedness; and

●	the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.

All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of its debt securities additional protection in the event of a recapitalization transaction, a change of control of Planet Green, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that it will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	we are the surviving entity of any such merger or consolidation or the entity formed by such merger or consolidation shall be organized under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of our obligations related to such debt securities; and

●	immediately before and immediately after the merger or consolidation, no default or event of default shall have occurred and be continuing.

Notwithstanding the foregoing, the indenture may allow certain transactions, including, but not limited to, a merger between us and our wholly owned subsidiary or a merger between us and our affiliate for the purpose of converting the Company into a corporation under the laws of the United States of America, or any state thereof or the District of Columbia, or for the purpose of creating or collapsing a holding company structure.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

●	failure to pay the principal of, or premium, if any, on, any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);

●	failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days;

●	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series and such failure continues for a period of 60 days after written notice from the trustee or holders of 25% in the aggregate principal amount of the then-outstanding debt securities of such series; and

●	certain events relating to our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the trustee knows of the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:

●	either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered or (B) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the trustee;

●	we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

●	we have paid all other sums payable by it under the indenture or deposited all other required sums with the trustee; and

●	the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which we are a party or to which we are bound.

Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from its obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:

●	we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest and premium, if any;

●	there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;

●	there shall not be certain conflicting interest for purposes of the Trust Indenture Act;

●	such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound;

●	we shall have delivered a legal opinion relating to certain tax matters; and

●	we shall have delivered a legal opinion and certain other certificates relating to the satisfaction of the required conditions.

Regarding the Trustee

We will identify the trustee and any relationship that it may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of its obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants, including anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Planet Green.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase the ordinary shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to the completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement, subject to the M&A and the Act. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, each debt security, warrant and unit initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly- owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an event of default has occurred and is continuing with respect to such series of securities,

We will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, our Bylaws and Nevada Law.

Various provisions contained in the Articles, the Bylaws and Nevada law could delay, deter or discourage some transactions involving an actual or potential change in control of Planet Green, including acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Articles of Incorporation and Bylaws

Preferred Stock

The Articles authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “—Preferred Stock” for additional information. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of the company’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without any action by our stockholders.

Classified Board

The Articles and the Bylaws provide that the directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes. Such classes shall be as nearly equal in number of directors as reasonably possible. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Each director shall serve until such director’s successor shall have become duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal.

Election of Directors

The Articles does not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Board Vacancies; Removal

The Articles provides that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. The Articles also provides that our directors can only be removed for cause upon the vote of more than two- thirds of the votes entitled to be cast by holders of all the then-outstanding shares of capital stock, voting together as a single class.

Special Meetings of Stockholders; Number of Directors and No Action by Written Consent of Stockholders

The Articles and the Bylaws provide that only the board of directors, the chairman of the board of directors or the president may call a special meeting of our stockholders. The Bylaws provide that the authorized number of directors be changed only by resolution of the board of directors. The Bylaws provide that the stockholders may act only duly called annual or special meeting and no action may be effected by written consent.

Advance Notification of Shareholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Amendments to Articles and Bylaws

The amendment of any of the above provisions (except for the provision making it possible for the board of directors to issue undesignated preferred stock) and the exclusive form and indemnification provisions described below, would require approval by a stockholder vote by the holders of at least a two thirds of the voting power of the then outstanding voting stock.

Nevada Anti-Takeover Statute

We may currently be, or in the future become, subject to the provisions of the Nevada Revised Statutes regarding the acquisition of controlling interest (the “Controlling Interest Law”). A corporation is subject to the Controlling Interest Law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, directly or through an affiliated corporation. The Controlling Interest Law may have the effect of discouraging corporate takeovers. As of September 1, 2021, we had no stockholders of record who are residents of Nevada.

The Controlling Interest Law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the Controlling Interest Law is that an acquiring person, and those acting in association with such person, will obtain only such voting rights in the controlling interest as are conferred by a resolution of (1) a majority of the stockholders of the corporation and, if applicable (2) a majority of each class or series of outstanding shares of which the acquisition would adversely affect or alter a preference or relative or other right, approved at a special or annual stockholders’ meeting. The Controlling Interest Law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved in accordance with the Controlling Interest Law. However, if the stockholders do not grant voting rights to the shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others, and so long as the subsequent buyer or buyers of those shares themselves do not acquire a controlling interest, those shares would not be governed by the Controlling Interest Law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to dissent to the acquisition and demand fair value for such stockholder’s shares pursuant to applicable provisions of Chapter 92 of the Nevada Revised Statutes governing rights and procedures for dissenting stockholders.

In addition to the Controlling Interest Law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and any “interested stockholder” for two years after the interested stockholder first becomes an interested stockholder, unless the board of directors of the corporation approved the combination before the person became an interested stockholder or the corporation’s board of directors approves the transaction and at least 60% of the corporation’s disinterested stockholders approve the combination at an annual or special meeting thereof. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our Board or stockholders.

In addition, under Nevada law directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, which could also have an anti-takeover effect.

Indemnification

The Articles includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada Business Corporation Act (NBCA). Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for unlawful misconduct, as provided under Section 35.230 of the NBCA, or the officer’s or director’s actions or failures to act constituted a breach of his or her fiduciary duties as a director or officer and such actions or failures to act involved intentional misconduct, fraud or a knowing violation of law, as provided under Section 78.138 of the NBCA; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class. The Articles and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. The Articles and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as its officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in the Articles and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in the Articles and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PLAN OF DISTRIBUTION

We may sell the securities to be offered by this prospectus in one or more of the following ways from time to time:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers, including our affiliates;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through block trades;

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may sell the securities from time to time pursuant to underwritten public offerings, privately negotiated transactions, at the market offerings, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers, or thorough any other method allowed under law. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the terms of the offering;

●	the name of the agent or any underwriters;

●	the name or names of any managing underwriter or underwriters;

●	the public offering or purchase price;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	any initial price to the public;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers;

●	any commissions paid to agents; and

●	any exchanges on which the securities will be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal.

The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Our majority operations are conducted through our subsidiaries in PRC, and a majority of the assets of us are located in PRC. All of our directors and a majority of officers are nationals or residents of China and a substantial portion of their assets are located in China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

There is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case, that there must be a specific defendant, a concrete claim, a factual basis, and a cause for the case, and that the action must fall within the range of civil actions accepted by the people’s courts and within the jurisdiction of the people’s court with which it is filed. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any qualified person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies. However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws and it will be difficult for U.S. shareholders, by virtue only of holding the ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

LEGAL MATTERS

Unless indicated otherwise in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Becker & Poliakoff, P.A. Legal matters as to PRC laws and regulations will be passed upon for us by Hubei Kaicheng Law Offices. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Planet Green Holdings Corp. and its subsidiaries as of December 31, 2025 appearing in its Annual Report on Form 10-K has been audited by YCM CPA INC. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://planetgreenholdings.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Up to $22,539,922

PLANET GREEN HOLDINGS CORP.

Common Stock

Prospectus Supplement

Craft Capital Management LLC

October 2, 2026